EXHIBIT 10.8
MICHAELS STORES, INC.
SECOND AMENDED AND RESTATED
1997 EMPLOYEES STOCK PURCHASE PLAN
     The purpose of this Second Amended and Restated 1997 Employees Stock Purchase Plan (the “Plan”) is to provide employees of Michaels Stores, Inc. (the “Company”) a continued opportunity to purchase shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”). The Plan as amended and restated herein will become effective on February 1, 2006. Four million shares of Common Stock in the aggregate have been approved for this purpose, reduced by the number of shares of Common Stock (adjusted for stock splits) purchased under the Plan prior to February 1, 2006.
1.	Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee will have authority to make rules and regulations for the administration of the Plan, and the Compensation Committee’s interpretations and decisions with regard to the Plan will be final and conclusive. The Compensation Committee may delegate the responsibility for the day-to-day administration of the Plan to the Company’s Benefits Department, provided that the Benefits Department will at all times remain subject to the supervision of the Compensation Committee.

2.	Eligibility and Participation.
(a)	Employees of the Company and, at the discretion of the Compensation Committee, employees of one or more subsidiaries of the Company, will be eligible to participate in the Plan, in accordance with such rules as may be prescribed by the Compensation Committee from time to time, which rules, however, will neither permit nor deny participation in the Plan contrary to the requirements of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. As used in the Plan, the term “subsidiary” has the meaning set forth in Section 424(f) of the Code.

(b)	Each employee who elects to participate in an offering under the Plan will be granted an option for as many whole and fractional shares of Common Stock as the employee may purchase in such offering with the payroll deductions authorized pursuant to Section 4. The date on which such option will be deemed to have been granted is the first day of the offering period or, if the employee authorizes payroll deductions with respect to an offering period after the first day of such period, the date on which the employee authorizes such deductions.

(c)	No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or of any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code will apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options will be treated as stock owned by the employee.

(d)	No employee may be granted an option that permits his or her right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.
3.	Offerings. The Company will make monthly offerings to employees to purchase Common Stock under the Plan. The first such monthly offering will begin on February 1, 2006, and will end on the last bi-weekly pay date in February determined in accordance with the Company’s customary payroll practice. Each subsequent offering period will begin on the day after the last bi-weekly pay date of each calendar month and will end on the last bi-weekly pay date of the immediately following calendar month determined in accordance with the Company’s customary payroll practice.

4.	Payroll Deductions. With respect to each offering under the Plan, an employee may authorize payroll deductions in whole percentages up to a maximum of 15% of the basic or regular rate of compensation the employee receives during the offering period or during such portion of the offering period as the employee may elect to participate. An employee may increase, decrease or discontinue payroll deductions in accordance with such rules as may be prescribed by the Compensation Committee from time to time. An employee’s payroll deductions authorized with respect to an offering will apply to each subsequent offering until modified or discontinued by the employee. All payroll deductions will be credited to a recordkeeping account maintained for the employee until applied to purchase shares of Common Stock. The employee’s payroll deductions will not be credited with interest or any other earnings pending the purchase of Common Stock and may be used by the Company for any corporate purpose.

5.	Purchase of Shares. The payroll deductions credited to an employee’s account will be applied to purchase shares of Common Stock on the last bi-weekly pay date of each calendar month or, if such pay date is not a day on which the New York Stock Exchange (the “NYSE”) is open for trading, on the next succeeding day on which the NYSE is open for trading (the “Purchase Date”). The purchase price for each share purchased will be 85% of the closing price of the Common Stock as reported on the NYSE on the Purchase Date. Common Stock may be purchased from the Company or any affiliate of the Company or in the open market. The shares of Common Stock purchased for an employee will be credited to an account established in the name of the employee with a broker or other third party recordkeeper selected by the Compensation Committee.

6.	Withdrawal from Offering. An employee may withdraw from participation in an offering at any time prior to the Purchase Date of the offering. Upon withdrawal from an offering, payroll deductions will be discontinued as soon as administratively feasible. The employee may request a withdrawal of the entire cash balance credited to the employee’s account, which will be refunded to the employee to the extent administratively feasible. Partial withdrawals from an employee’s account are not permitted. If an employee does not request a withdrawal of the balance of the payroll deductions credited to the employee’s account, or if the refund of such balance is not administratively feasible, such balance will be applied to the purchase of Common Stock on the next Purchase Date.

7.	Maintenance of Accounts. The Company will maintain or will cause to be maintained (i) an account for each employee to which will be credited the employee’s payroll deductions for any offering period and (ii) an account with a broker or other third party recordkeeper to which will be credited the shares of Common Stock purchased under the Plan for the employee. Shares of Common Stock credited to the employee’s account will be held in street name until certificates for such shares are requested by the employee.

8.	Registration of Certificates. The Company will cause its transfer agent to issue certificates representing shares of Common Stock purchased for an employee upon the employee’s written request, or in the event of the employee’s death, upon written request of the executor or other personal representative of the employee’s estate. Certificates will be registered in the name of the employee or in such other manner designated by the employee or personal representative and acceptable to the transfer agent.

9.	Dividend Reinvestment. Except as otherwise provided in this Section 9, dividends paid with respect to shares of Common Stock in the employee’s account will automatically be reinvested in additional shares of Common Stock, and such additional shares of Common Stock will also be credited to the employee’s account. If an employee wishes to receive dividends on such Common Stock in cash, the employee must request that certificates for such shares be issued pursuant to the provisions of Section 8. Shares of Common Stock purchased with dividends may be purchased from the Company or any affiliate of the Company or in the open market. If purchased from the Company or an affiliate of the Company, the purchase price of the shares will be the closing price of the Common Stock as reported on the NYSE on the date dividends are paid. If purchased in the open market, the purchase price will be the average purchase price of all shares purchased with the aggregate amount of dividends reinvested under the Plan. Any fees or costs associated with the reinvestment of dividends will be deducted from such dividends prior to purchasing shares of Common Stock.

10.	Rights as a Stockholder. No employee will have the rights or privileges of a stockholder of the Company with respect to shares purchased under the Plan unless and until the employee’s ownership of such shares has been appropriately evidenced on the books of the Company.

11.	Rights on Retirement, Death, or Termination of Employment. In the event of an employee’s retirement, death, or termination of employment, any option then held by the employee will terminate immediately, and no further payroll deductions will be taken from any pay due and owing to the employee after the employee has been removed from the active employee payroll. The employee or the employee’s personal representative, in the event of death, may request a withdrawal of any payroll deductions then credited to the employee’s account, and such deductions will be refunded, to the extent administratively feasible. If a refund is not administratively feasible, the payroll deductions will be applied to the purchase of Common Stock on the next Purchase Date. Any shares of Common Stock then credited to the employee’s account will be issued upon request in accordance with the provisions of Section 8.

12.	Rights Not Transferable. No option or other right under the Plan or under an offering may be transferred by an employee other than by will or the laws of descent and distribution and may be exercised during the employee’s lifetime only by the employee.

13.	Adjustments. The Compensation Committee may make or provide for such adjustments in the maximum number of shares of Common Stock reserved for issuance under the Plan as the Compensation Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of employees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

14.	Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the stockholders of the Company not later than 12 months after the date of adoption of such amendment by the Board of Directors, no amendment will be effective if it would (i) increase or decrease the number of shares approved for the Plan (other than as provided in Section 13) or (ii) change the designation of subsidiaries eligible to participate in the Plan.

15.	Termination of the Plan. The Plan and all rights of employees under any offering hereunder will terminate (i) on the date that employees become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares of Common Stock remaining available for purchase under the Plan, unless extended by the Board of Directors, or (ii) at any time, at the discretion of the Board of Directors. If on the date the Plan terminates employees are entitled to purchase a number of shares of Common Stock greater than the number of shares of Common Stock remaining available for purchase under the Plan, the available shares will be allocated by the Compensation Committee among such employees in such manner as it deems fair. Upon termination of the Plan, all remaining payroll deductions credited to an employee’s account will be promptly refunded.

16.	Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Common Stock.

MICHAELS STORES, INC.

By:	/s/ R. Michael Rouleau
Name:	R. Michael Rouleau
Title:	President and Chief Executive Officer

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